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                                                                      Exhibit 21

                  LIST OF FIRST DATA CORPORATION SUBSIDIARIES
                            (as of March 13, 2001)

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Name of Subsidiary                                         Jurisdiction of Incorporation
------------------                                         -----------------------------
3418677 Canada Inc.                                        Canada
American Rapid Corporation                                 Delaware
Atlantic Bankcard Properties Corporation                   North Carolina
Atlantic States Bankcard Association, Inc.                 Delaware
B1 PT Services Inc.                                        Delaware
Banc One Payment Services, L.L.C.*                         Delaware
BankBoston Merchant Services, L.L.C.*                      Delaware
Bankcard Investigative Group Inc.                          Delaware
Business Office Services, Inc.                             Delaware
Call Interactive Delaware General Partnership
CallTeleservices, Inc.                                     Nebraska
Cardnet Merchant Services Ltd.*                            United Kingdom
Cardservice International, Inc.*                           California
CashTax, LLC                                               Delaware
CashTax,LP                                                 Delaware
Central Credit LLC                                         Delaware
CESI Holdings, Inc.                                        Delaware
Chase Merchant Services, L.L.C.*                           Delaware
Credit Performance Inc.                                    Delaware
Eastern States Bankcard Association Inc.                   New York
Eastern States Monetary Services, Inc.                     New York non-profit
eONE Global, LLC                                           Delaware
eONE Global, LP                                            Delaware
Eleven Springs LLC                                         Delaware
FDC International Inc.                                     Delaware
FDFS Holdings, LLC                                         Delaware
FDMS/UMS Partner, Inc.                                     Delaware
FDR (First Data Resources) Europe B.V.                     Netherlands
FDR Interactive Technologies Corporation                   New York
FDR Ireland Limited                                        Delaware
FDR Limited                                                Delaware
FDR Missouri Inc.                                          Delaware
FDR Signet Inc.                                            Delaware
FDR Subsidiary Corp.                                       Delaware
FDR U.K. Limited                                           United Kingdom
First Data Acquisition Corp.                               Canada
First Data Asia Pacific Limited                            Hong Kong
First Data Aviation LLC                                    Delaware
First Data Canada Limited                                  Ontario
First Data Capital, Inc.*                                  Delaware
First Data Communications Corporation                      Delaware
First Data de Mexico, S.A. de C.V.                         Mexico
First Data Digital Certificates Inc.                       Delaware
First Data Financial Services, L.L.C.                      Delaware
First Data Financial Services Canada, Inc.                 Ontario
First Data Information Real Estate Holdings L.L.C.         Delaware
First Data Integrated Services Inc.                        Delaware
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
First Data Internet International Limited                           Ireland
First Data, L.L.C.                                                  Delaware
First Data Latin America Inc.                                       Delaware
First Data Loan Company, Canada                                     Canada
First Data Merchant Services Corporation                            Florida
First Data Pittsburgh Alliance Partner Inc.                         Delaware
First Data POS, Inc.                                                Georgia
First Data Resources Asia-Pacific Limited                           Australia
First Data Resources Australasia Limited                            Australia
First Data Resources Australia Limited                              Australia
First Data Resources Canada, Inc.                                   Ontario
First Data Resources Holdings Pty Limited                           Australia
First Data Resources Inc.                                           Delaware
First Data Resources Investments Pty Limited                        Australia
First Data Resources Limited                                        United Kingdom
First Data Services Inc.                                            Maryland
First Data Solutions L.L.C.                                         Delaware
First Data Technologies, Inc.                                       Delaware
First Financial Bank                                                Georgia
First Financial Management Corporation                              Georgia
First Security Merchant Services L.L.C.*                            Delaware
FSM Services Inc.                                                   Delaware
GAMMA Micro-Systemes LTEE                                           Quebec
Global Cash Access, L.L.C.*                                         Delaware
Grupo Dinamico Empresarial, S.A. de C.V.                            Mexico
Huntington Merchant Services, L.L.C.*                               Delaware
Integrated Payment Systems Canada Inc.                              Canada
Integrated Payment Systems Inc.                                     Delaware
International Banking Technologies, Inc.                            Georgia
IPS Card Solutions, Inc.                                            Maryland
IPS Holdings Inc.                                                   Delaware
IPS Inc.                                                            Colorado
Liberty RMC, LLC                                                    Delaware
Negocios Informaticos, S.A.*                                        Spain
Orlandi de Mexico S.A. de C.V.                                      Mexico
Orlandi Valuta                                                      California
Orlandi Valuta Nacional                                             Nevada
PNC Bank Merchant Services Company*                                 Delaware General Partnership
Research Park Association, Inc.                                     Florida not-for-profit
Servicio Internacional de Envios, S.A. de C.V.                      Mexico
Servicio Mexicano de Apoyo, S.C.                                    Mexico
Shared Global Systems, Inc.                                         Texas
Signet                                                              United Kingdom
Signet Network Services Limited                                     United Kingdom
Signet Processing, Ltd.                                             United Kingdom
SkyTeller Canada Inc.                                               Canada
SkyTeller Limited                                                   Guernsey
SkyTeller, LLC                                                      Delaware
SkyTeller Ltd                                                       United Kingdom
SkyTeller SARL                                                      France
Southern Telecheck, Inc.                                            Louisiana
SurePay General Partner, LLC                                        Delaware
SurePay, LLC                                                        Delaware
SurePay, LP                                                         Delaware
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